Exhibit 99.1

Ideanomics appoints Mr. John Wallace to its board of Directors

•	Mr. John Wallace, Chairman and CEO of DBOT joins Board of Ideanomics
•	John’s extensive experience will enable him to contribute significantly to Ideanomics growth

New York, NY, Friday July 5, 2019 – Ideanomics Inc. (Nasdaq: IDEX) has today announced Mr. John Wallace has been appointed to its Board of Directors effective immediately. Mr. Wallace will hold this position until the Company’s next annual meeting of stockholders.

“We are very excited to welcome John to our Board of Directors. John is a seasoned leader with the experience and acumen necessary for adding tremendous shareholder value”, said Dr. Bruno Wu, Chairman of Ideanomics. “Additionally, John’s extensive public company experience will enable him to contribute significantly to the Ideanomics growth plan.”

John is a seasoned executive with experience across a range of industries. For the majority of his career, John was a senior executive & officer of the Philadelphia Stock Exchange ("PHLX"). John started at the PHLX in 1964 and became a member of the PHLX in 1971. John served as a member of the PHLX Board of Governors from 1984 until August 2008. During his tenure at the PHLX John held several senior positions including Chairman, Vice Chairman and Chief Executive Officer. He traded on all floors of the exchange in the capacity of a specialist/market maker on the options and equity floors, and as a floor broker for equities, options, and currencies. In addition to his service as Chairman of the PHLX Options Committee and member of the PHLX Executive Committee, John served on virtually every PHLX Committee and chaired the following PHLX committees: Admissions, Allocation, Arbitration, Elections, Evaluation and Securities, Finance, Long Range Strategic Planning, Marketing, New Product Development and Nominating. John also served as Chairman of the Board of the Stock Clearing Corporation of Philadelphia, Chairman of the Board of the Philadelphia Board of Trade, Chairman of the Board of the Philadelphia Depository Corporation and as a board member of the PHLX's technology subsidiary, and Advanced Tech Source Company. Over the course of his career in the securities industry, John has also been a member of the Toronto Stock Exchange, a seat owner of the New York Mercantile Exchange as well as registered with the National Futures Association as a floor broker.

About Ideanomics

Ideanomics is a global Financial Technology (Fintech) company for transformative industries. Ideanomics combines deal origination and enablement with the application of technologies such as artificial intelligence, blockchain, and others as part of the next- generation of smart financial services. Our projects in New Energy Vehicle markets, Fintech, and advisory services provides our customers and partners better efficiencies, technologies, and access to global markets.

Ideanomics, through its investments and, along with its partners curate innovation around the globe through hubs and centers that foster a pipeline of technological excellence in cleantech, fintech, tradetech, agritech, regtech, insuretech, playtech, healthtech, cyber security, and more.

The company is headquartered in New York, NY, and has offices in Beijing, China. It also has a planned global center for Technology and Innovation in West Hartford, CT, named Fintech Village.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216